UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 28, 2025

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2025, the Board of Directors of DHI Group, Inc. (the “Company”) appointed Gregory Schippers, as the Company's Chief Financial Officer (“CFO”), and E. Jack Connolly as the Company's Chief Legal Officer ("CLO"), with both appointments effective January 28, 2025 (the “Employment Commencement Date”). Mr. Schippers will have overall responsibility for the Company’s financial organization, including financial planning, accounting, financial reporting, investor relations, treasury, internal audit and tax matters. Mr. Connolly will be responsible for overseeing the company's legal affairs including intellectual property, mergers and acquisitions, strategic alliances, corporate securities, data privacy and corporate governance.

Mr. Schippers joined the Company in 2014 as Vice President of Finance and Controller. He was appointed Interim CFO of the Company in November 2024.

Mr. Connolly joined the Company in 2018 as its Corporate Attorney and served in that role until January 2020; from January 2020 to January 2022, he served the Company as Senior Corporate Attorney and was promoted to Vice President of Legal in January 2022, a role he held until May of 2023. He has served as the Company's General Counsel since May of 2023.

Mr. Schippers does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Schippers has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Schippers appointment as CFO, Dice Inc., a subsidiary of the Company (“Dice”), and Mr. Schippers have entered into an employment agreement (the “Schippers Employment Agreement”). Pursuant to the Schippers Employment Agreement, Mr. Schippers' annual base salary will be $320,000, and his annual target cash bonus will be 50% of his base salary.

If Mr. Schippers employment with the Company is terminated by the Company without Cause, but excluding by Mr. Schippers for Good Reason (as defined in the Schippers Employment Agreement) (other than following a Change of Control (each as defined in the Schippers Employment Agreement)), Mr. Schippers would be entitled to receive, subject to his execution of a release of claims, (i) a lump-sum severance payment equal to nine months of his then-current annual base salary and (ii) his Annual Bonus with respect to any completed year for which he has not yet been paid, based on actual performance. If Mr. Schippers' employment with the Company is terminated by the Company without Cause or by him for Good Reason, in each case, within the one year period immediately following a Change of Control, Mr. Schippers would be entitled to receive, subject to his execution of a release of claims, (i) a lump-sum severance payment equal to (x) 100% of his then-current annual base salary plus (y) his then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance, and (iii) accelerated vesting with respect to 100% of the shares of common stock underlying each of his then-unvested outstanding equity-based awards.

Mr. Connolly does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Connolly has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Connolly's appointment as CLO, Dice, and Mr. Connolly have entered into an employment agreement (the “Connolly Employment Agreement,” and together with the Schippers Employment Agreement the "Employment Agreements"). Pursuant to the Connolly Employment Agreement, Mr. Connolly's annual base salary will be $300,000, and his annual target cash bonus will be 40% of his base salary.

If Mr. Connolly's employment with the Company is terminated by the Company without Cause, but excluding by Mr. Connolly for Good Reason (as defined in the Connolly Employment Agreement) (other than following a Change of Control (each as defined in the Connolly Employment Agreement), Mr. Connolly would be entitled to receive, subject to his execution of a release of claims, (i) a lump-sum severance payment equal to nine months of his then-current annual base salary and (ii) his Annual Bonus with respect to any completed year for which he has not yet been paid, based on actual performance. If Mr. Connolly's employment with the Company is terminated by the Company without Cause or by him for Good Reason, in each case, within the one year period immediately following a Change of Control, Mr. Connolly would be entitled to receive, subject to his execution of a release of claims, (i) a lump-sum severance payment equal to (x) 100% of his then-current annual base salary plus (y) his then-current bonus target (or, if higher, the amount of any Annual Bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) his Annual Bonus with respect to any completed year for which the Employee has not yet been paid, based on actual performance, and (iii) accelerated vesting with respect to 100% of the shares of common stock underlying each of his then-unvested outstanding equity-based awards.

The foregoing description of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 30, 2025, the Company issued a press release relating to Mr. Schippers' and Mr. Connolly's appointments. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(a)Exhibits.
EXHIBIT NO.     DESCRIPTION

10.1	Employment Agreement, effective as of January 28, 2025, between Dice, Inc. and Gregory Schippers
10.2	Employment Agreement, effective as of January 28, 2025, between Dice, Inc. and E. Jack Connolly
99.1	Press Release, dated as of January 30, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	January 30, 2025	By: /S/ Art Zeile
Name: Art Zeile
Title: President, Chief Executive Officer and Director